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                      CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 17, 1997 appearing on page 13 of Source Service Corporation's Annual Report on Form 10-K for the year ended December 29, 1996.





PRICE WATERHOUSE LLP

Dallas, Texas
June 23, 1997